Exhibit 99.2

GEOMET, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2014

	HISTORICAL	SALE OF CENTRAL APPALACHIAN ASSETS		PRO FORMA
ASSETS
CURRENT ASSETS:
CASH AND CASH EQUIVALENTS	$7,559	$20,903	(1)	$28,462
ASSETS HELD FOR RESALE	46,452	(46,452	)(2)	—
OTHER CURRENT ASSETS	112	—		112
TOTAL CURRENT ASSETS	54,123	(25,549)		28,574

OTHER NONCURRENT ASSETS	47	—		47

TOTAL ASSETS	$54,170	$(25,549)		$28,621

LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
ACCOUNTS PAYABLE	$531	$1,000	(3)	$1,531
INCOME TAX PAYABLE	—	1,192	(4)	1,192
ACCRUED LIABILITIES	9	4,000	(5)	4,009
LIABILITIES HELD FOR RESALE	87,242	(87,242	)(6)	—
TOTAL CURRENT LIABILITIES	87,782	(81,050)		6,732

ASSET RETIREMENT OBLIGATIONS	1,359	—		1,359
TOTAL LIABILITIES	89,141	(81,050)		8,091

MEZZANINE EQUITY	44,650	—		44,650

TOTAL STOCKHOLDERS’ DEFICIT	(79,621)	55,501		(24,120)

TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT	$54,170	$(25,549)		$28,621

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GEOMET, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

	HISTORICAL	SALE OF CENTRAL APPALACHIAN ASSETS		PRO FORMA
EXPENSES:
DEPRECIATION, DEPLETION AND AMORTIZATION	$114	—		$114
GENERAL AND ADMINISTRATIVE	1,029	—		1,029
TOTAL OPERATING EXPENSES	1,143	—		1,143

OPERATING LOSS	(1,143)	—		(1,143)

OTHER EXPENSE	(19)	—		(19)

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(1,162)	—		(1,162)

INCOME TAX EXPENSE	6	—		6

LOSS FROM CONTINUING OPERATIONS	(1,168)	—		(1,168)

DISCONTINUED OPERATIONS	2,017	(2,017	)(1)	—

NET INCOME (LOSS)	$849	(2,017)		$(1,168)

ACCRETION OF DISCOUNT ON PREFERRED STOCK	(644)	—		(644)
PAID-IN-KIND DIVIDENDS ON PREFERRED STOCK	(600)	—		(600)
CASH DIVIDENDS PAID ON PREFERRED STOCK	(1)	—		(1)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(396)	$(2,017)		$(2,413)

NET LOSS PER COMMON SHARE—BASIC	$(0.01)			$(0.06)

NET LOSS PER COMMON SHARE—DILUTED	$(0.01)			$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
BASIC	40,514			40,514
DILUTED	40,514			40,514

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GEOMET, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

	HISTORICAL	SALE OF CENTRAL APPALACHIAN ASSETS		DISPOSITION OF OTHER REMAINING ASSETS		PRO FORMA

TOTAL REVENUES	$38,209	$(31,967	)(2)	$(6,242	)(7)	$—

OPERATING EXPENSES:
TOTAL PRODUCTION EXPENSES	22,946	(19,459	)(2)	(3,487	)(7)	—
DEPRECIATION, DEPLETION AND AMORTIZATION	4,594	(3,725	)(3)	(739	)(3)	130
GENERAL AND ADMINISTRATIVE	5,105	—		—		5,105
LOSSES ON NATURAL GAS DERIVATIVES	1,811	(1,655	)(4)	(156	)(4)	—
TOTAL OPERATING EXPENSES	34,456	(24,839)		(4,382)		5,235

GAIN ON THE SALE OF PROPERTIES IN ALABAMA	36,948	—		(36,948	)(6)	—

OPERATING INCOME (LOSS)	40,701	(7,128)		(38,808)		(5,235)

OTHER INCOME (EXPENSE):
INTEREST EXPENSE	(5,132)	4,189	(5)	943	(5)	—
OTHER	(225)	(4	)(8)	—		(229)
TOTAL OTHER INCOME (EXPENSE):	(5,357)	4,185		943		(229)

INCOME (LOSS) BEFORE INCOME TAXES	35,344	(2,943)		(37,865)		(5,464)
INCOME TAX EXPENSE	(25)	(1,192	)(9)			(1,217)
NET INCOME (LOSS)	$35,319	$(4,135)		$(37,865)		$(6,681)

ACCRETION OF PREFERRED STOCK	(2,258)	—		—		(2,258)
PAID-IN-KIND DIVIDENDS ON PREFERRED STOCK	(5,295)	—		—		(5,295)
CASH DIVIDENDS PAID ON PREFERRED STOCK	(3)	—		—		(3)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$27,763	$(4,135)		$(37,865)		$(14,237)

NET INCOME (LOSS) PER COMMON SHARE:
BASIC	$0.69					$(0.35)
DILUTED	$0.42					$(0.35)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
BASIC	40,481					40,481
DILUTED	83,384					40,481

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GEOMET, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1— BASIS OF PRESENTATION

On May 12, 2014, we closed the previously announced sale of substantially all of our remaining assets which consisted of coalbed methane interests and other assets located in the Appalachian Basin in McDowell, Harrison, Wyoming, Raleigh, Barbour and Taylor Counties, West Virginia and Buchanan County, Virginia (the “Asset Sale”) to ARP Mountaineer Productions, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Atlas Resource Partners, L.P., a Delaware limited partnership.  The purchase price of $107.0 million was adjusted downward $9.5 million primarily to account for cash flows from the effective date to closing, resulting in net proceeds of $97.5 million.  The final adjusted purchase price is to be determined within 95 days of the close of the Asset Sale or by August 15, 2014

Immediately following the closing of the Asset Sale, GeoMet, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the banks party thereto terminated the Fifth Amended and Restated Credit Agreement, dated as of October 14, 2011, by and among GeoMet, the Administrative Agent, the financial institutions party thereto as lenders and the other agents party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Immediately prior to termination of the Credit Agreement, we repaid all amounts owed to the lenders party to the Credit Agreement, which amounts totaled approximately $69.1. As a result, we satisfied all of our material obligations under the Credit Agreement. We were not required to pay a termination penalty or other fee in connection with the termination of the Credit Agreement.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 has been derived from the Company’s historical financial statements as if the sale of the Company’s Central Appalachian assets, which are subject to the Asset Sale, occurred on March 31, 2014. The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 have been derived from the Company’s historical financial statements as if both the sale of the Company’s Central Appalachian assets, which are subject to the Asset Sale, and the disposition of all of the Company’s other assets (all of which were disposed prior to March 31, 2014) occurred on January 1, 2013.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information reflects estimates and assumptions that the Company’s management believes to be reasonable. Actual results may differ from those estimates. Pro forma adjustments related to the unaudited pro forma financial information presented below were computed assuming both the sale of the Company’s Central Appalachian assets, which are subject to the Asset Sale, and the disposition of all of the Company’s other assets were consummated on the dates indicated and include adjustments which give effect to events that are (i) directly attributable to the Asset Sale, (ii) expected to have a continuing impact on the Company, and (iii) factually supportable.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. This unaudited pro forma condensed consolidated financial information and the accompanying unaudited notes should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2014 and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014.

NOTE 2— UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The unaudited pro forma condensed consolidated balance sheet at March 31, 2014 reflects the following pro forma adjustments:

(1)         Reflects the pro forma impact of the cash proceeds of the Asset Sale of $107.0 million less the following: (i) repayment of $70.0 million in outstanding borrowings under our credit agreement, (ii) $9.5 million in post-effective date net cash flows that will be due to the acquirer, (iii) payment of royalties totaling $3.7 million, (iv) payment of Lantana transaction costs totaling $1.1 million representing 1% of the gross cash proceeds, and v) $1.8 million used to settle outstanding natural gas hedging contracts.

(2)         Reflects the pro forma adjustment to reflect the assets sold in the Asset Sale.

(3)         Reflects the pro forma adjustment to reflect the liabilities payable for professional services related to the Asset Sale.

(4)         Reflects the pro forma adjustment to record federal income tax payable that is estimated to result from the Asset Sale and be due and payable with the filing of the Company’s federal income tax return for fiscal year 2014. The amount represents alternative minimum tax. No regular income tax is expected to result from the transaction as the Company estimates sufficient net operating losses will be carried forward from prior years to offset the estimated gain.

(5)         Reflects the pro forma adjustment related to the termination of all employment agreements, change of control agreements and plans, and benefit plans in exchange for releases and the payment of severance benefits and change of control payments provided for under all of such agreements and plans, including a cash amount in lieu of reimbursement of COBRA premiums, as if all of such employees had been terminated (estimated to total approximately $4 million).

(6)         Reflects the pro forma adjustment for all liabilities of which $71.8 would be satisfied with the proceeds from the Asset Sale and $15.4 would be assumed by the Buyer.

NOTE 3— UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 reflect the following pro forma adjustments:

(1)         Eliminates the revenues and direct operating expenses of the Divested Properties classified as discontinued operations in the historical unaudited consolidated statement of operations.

(2)         Reflects the pro forma adjustment for amounts related solely to the Company’s operating activities in the Central Appalachian region.

(3)         Reflects the pro forma adjustment for amounts related to depletion allocated based on natural gas production volumes.

(4)         Reflects the pro forma adjustment for amounts related to hedging activities allocated based on natural gas sales volumes. All natural gas hedging contracts would be required to be settled under Company policy as no production volumes would remain after the Asset Sale.

(5)         Assuming the use of all sales proceeds to repay all outstanding borrowings under the credit agreement on January 1, 2013, we would not have incurred interest costs during the three months ended March 31, 2014 or the year ended December 31, 2013.

(6)         Reflects the pro forma adjustment for the gain recorded on the sale of the Alabama properties on June 14, 2013 which is assumed to have been completed on January 1, 2013.

(7)         Reflects the pro forma adjustment for amounts related solely to our operating activities in Alabama.

(8)         Reflects the pro forma adjustment for gas marketing income related solely to our Central Appalachian region.

(9)         Reflects the pro forma adjustment to record federal income tax payable that is estimated to result from the transaction and be due and payable with the filing of the Company’s federal income tax return for fiscal year 2014. The amount represents alternative minimum tax. No regular income tax is expected to result from the transaction as we estimate sufficient net operating losses will be carried forward from prior years to offset the estimated gain.